2008 Fieldwork Summary Report

Use 1-4 Mineral Claims

Weepah Hills Area

Weepah Quadrangle, 7 1/2'

Esmeralda County

Nevada, USA

Prepared by:

James W. McLeod, P. Geo.

For:

Tuffnell Ltd.

Dated:

December 7, 2008

Table of Contents

Page

Contents

2

Illustrations

2

Summary

3

Interpretation and Conclusions

3

Recommendations

5

Appendices

After page

Appendix 1 - IONIC Leach Soil Sample Data

6

Illustrations

After page

Figure 1.

Location Map - As Shown

2

Figure 2.

Claim Area Map, Scale - 1: 25,000

3

Figure 5a.

Sample Location Map, Scale - 1: 4,800

4

Figure 5b.

Anomalous Map, Scale - 1: 4,800

5

Summary

This report summarizes the fieldwork program conducted on behalf of Tuffnell Ltd. on their 100% owned Use 1-4 mineral claims situated in the Weepah Hills  area 18 airmiles west of the Town of Tonopah, Nevada. The following report reference by the author to the Company should be used in conjunction with this report; "Review and Recommendations, Use 1-4 Mineral Claims, Weepah Hills Area, Esmeralda County, Nevada, USA", dated August 8, 2008.

The property is road accessible by traveling west of Tonopah, NV for 41 miles on Highway 95 to Blair Junction (Hwy 265). This south traveling highway, eventually going to the Town of Silver Peak, is taken for 18 miles to the Weepah junction. Travel northeast on a main gravel road for 3.4 miles to a fork in the road, take the left fork and travel north for 5 miles to the canyon and another fork in the road. Take the left fork for 7 miles to the north to the ghost town of Weepah and take a right fork to the east for 2 miles to a junction. Now take the north fork for 5 miles to another fork and keep right (southwest) one mile to the property.

The work program was conducted during October 2008 at the request of the Board of Directors of the Company.

The Use property consists of four contiguous, located, lode mineral claims that comprise a total of 82.64 acres.

A number of mobile metal ion and subsequent IONIC Leach soil geochemistry samples rendered anomalous values in three suites, the gold exploration suite (GES); the base metal suite (BMS) and the Porphyry Pathfinder Suite (PPS). The results were encountered during the Phase 1 exploration program. The GES is composed of the elements cobalt, gold, nickel, palladium and silver. The BMS is composed of cadmium, copper, lead and zinc. The PPS is composed of arsenic, mercury, antimony, molybdenum, selenium and iron.

Interpretation and Conclusions

Previous interest in the local property area probably occurred because of the favorable geological setting in a general area of known silver, gold, base metals, as well as industrial mineral occurrences.

The property area is seen to be covered by Quaternary aged desert wash, collovium, alluvium and playa deposits which lend to the unknown. The claim area rock debris is observed to exhibit many particles that appear to have undergone hydrothermal alteration activity by solutions caused by possible underlying intrusive and related volcanic activity. This alteration feature as observed in the debris cover appears to have affected all parts of the property. In close proximity quartz veinlet float of various sizes and angularity are observed to be present in varying amounts and may be coincident with the mineralization.

The object of the initial exploration undertaking was to assess the claim area by prospecting and if rock exposures were found geological mapping. Rock exposures were not encountered on the mineral claims. The MMI sampling technique and the IONIC Leach digestion were used to provide a possible "look" below the pervasive and widespread rock debris cover.

The analytical results were subjected to standard statistical analysis. The statistical results obtained from the data allowed representation in the form of percentage distribution histograms. This was performed for a variety of elements and particularly groups or suites of elements that are often found to occur together in ore situations and may be coincident in a variety of mineralogical settings. The following table summarizes the results for the GES, BMS and PPS:

Element

Anomalous

Sample Number

(GES)

(in ppb unless stated)

Cobalt

≥28.5

18, 25, 27, (28), (30), 34, 41, 43, (44)

Gold

≥1.12

16, 25, 40

Nickel

≥335

16, 19, 25, (28), 33, (34), (41)

Palladium

≥0.2

12, 28, 33

Silver

≥153

18, 39, 40

(BMS)

Cadmium

≥21

(3), (4), 5, 6, 15, 19, 28, 29, (31), (37), 38, 40

Copper

≥1335

(5), 19, 22, 28, 33, (34)

Lead

≥41

(15), 18, (23), (38), 40, 41, (43)

Zinc

≥305

3, (6), (13), 15, 19, (38)

(PPS)

Arsenic

≥8

(3), 16, 17, (18), 39, 40

Mercury

≥1.5

(1), 4, 8, 16, (17), 18, 40

Antimony

≥1.6

(10), 16, (25), 27, (30), (34), 40, 43

Molybdenum

≥9

(16), (17), 18, 21, (35), 39, 40, (41), 43

Selenium

≥11 ppb

(10), 19, 30, (32), 34, 39, 40

Iron

≥3.7 ppm

(8), (12), (16), 22, 25, (28), (33), (39), 40, (41)

Note: (-) refers to a sample value that may be close to being anomalous and sometimes not just for numerical reasons, but geological.

Recommendations

The IONIC Leach soil data displayed in the results of the GES, BMS and PPS are in many instances anomalous and often exhibit coincidence between members of different suites. The author recommends that further follow-up sampling using the same techniques could be undertaken about the initial anomalous groups of elements, i.e. the central western portion of the Use 1 and 3 claims and the central eastern portion of the Use 2 and 4 mineral claims (see Figure 5b.).

The final decision as to conducting further exploration work on this property must rest with the Company.

Respectfully submitted,

James W. McLeod, P. Geo.

Consulting Geologist

Appendix 1: Mobile Metal Ion (MMI-M) Geochemical Soil Data.

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CERTIFICATE WN08159750

Project: USED
P.O. No.:
This report is for 45 Soil samples submitted to our lab in Winnemucca, NV, USA on 12-NOV-2008.
The following have access to data associated with this certificate:
JIM MCLEOD

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
WEI-21	Received Sample Weight
LOG-22	Sample login - Rcd w/o BarCode

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-MS23	IONIC Leach - Complete PKG.	ICP-MS
pH-MS23	MS23 Leach pH	

To: **WESTERN MINERALS INC**
ATTN: JIM MCLEOD
PO BOX 216
SAVONA BC V0K 2J0

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature: W. Abbott
Wayne Abbott, Operations Manager, Western Australia

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CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method / Analyte / Units / LOR	WEI-21 Recvd Wt. kg 0.02	ME-MS23 Ag ppb 0.1	ME-MS23 As ppb 2	ME-MS23 Au ppb 0.02	ME-MS23 Ba ppb 10	ME-MS23 Be ppb 0.2	ME-MS23 Bi ppb 3	ME-MS23 Br ppm 0.05	ME-MS23 Ca ppm 0.2	ME-MS23 Cd ppb 1	ME-MS23 Ce ppb 0.1	ME-MS23 Co ppb 0.3	ME-MS23 Cr ppb 1	ME-MS23 Cs ppb 0.1	ME-MS23 Cu ppb 1
61501		0.68	21.4	4	0.54	1600	0.9	<3	<0.05	518	8	9.4	10.7	<1	1.7	477
61502		0.82	28.9	4	0.60	2180	0.4	<3	<0.05	667	13	4.5	8.3	<1	1.6	462
61503		0.87	17.9	8	0.33	1830	0.4	<3	<0.05	585	17	4.1	7.0	<1	1.1	420
61504		0.57	19.7	3	0.26	1640	0.5	<3	<0.05	460	19	12.3	11.2	<1	2.0	475
61505		0.56	39.7	3	0.36	3670	0.5	<3	<0.05	842	39	8.6	20.1	<1	2.8	1260
61506		0.77	37.9	2	0.34	2500	0.3	<3	<0.05	676	22	4.9	6.1	<1	2.2	802
61507		0.81	21.0	5	0.30	2390	0.5	<3	<0.05	596	14	3.4	6.1	6	1.5	515
61508		0.86	33.4	3	0.41	4190	<0.2	<3	<0.05	880	12	3.1	15.1	<1	2.1	867
61509		0.75	26.5	2	0.45	2020	<0.2	<3	<0.05	604	9	6.5	12.3	<1	1.5	650
61510		0.79	18.1	5	0.27	1780	0.3	<3	<0.05	505	7	10.5	12.5	<1	2.0	642
61511		0.78	22.1	3	0.30	2560	0.3	<3	<0.05	739	7	5.3	7.7	5	0.6	856
61512		0.73	29.3	<2	0.40	4440	<0.2	<3	<0.05	968	8	4.3	10.3	<1	1.4	827
61513		0.86	19.8	4	0.22	1450	0.2	<3	<0.05	599	9	3.8	3.6	<1	0.7	394
61514		0.82	22.6	<2	0.23	3030	0.3	<3	<0.05	660	8	3.4	6.1	<1	3.0	872
61515		0.98	24.9	5	0.18	1700	0.2	<3	<0.05	641	18	3.3	4.8	<1	0.7	504
61516		0.70	78.2	11	4.01	1950	<0.2	<3	<0.05	995	2	1.0	17.4	<1	0.7	1040
61517		1.02	28.7	10	0.47	1290	<0.2	<3	<0.05	550	6	7.6	17.3	<1	1.5	558
61518		0.70	29.2	8	0.44	1340	0.2	<3	0.06	663	8	11.9	71.1	<1	0.8	625
61519		0.70	180.0	<2	0.38	2990	0.4	<3	<0.05	816	19	3.7	13.2	<1	2.3	1430
61520		0.74	36.4	<2	0.27	2340	<0.2	<3	0.06	627	8	5.3	9.8	<1	2.0	767
61521		0.70	30.4	<2	0.42	2560	<0.2	<3	0.07	872	5	4.8	14.0	<1	3.0	907
61522		0.61	37.9	4	0.53	3990	0.2	<3	<0.05	958	6	2.1	8.0	<1	2.6	1350
61523		1.04	32.2	5	0.38	1930	<0.2	<3	<0.05	610	14	8.5	13.8	<1	2.3	577
61524		0.86	25.4	5	0.48	1690	<0.2	<3	<0.05	613	10	7.1	10.9	1	1.3	409
61525		0.71	35.5	2	1.61	4650	<0.2	<3	<0.05	>1000	2	4.3	35.1	<1	0.5	825
61526		0.80	27.1	5	0.25	2330	0.2	<3	<0.05	615	8	3.0	4.4	<1	1.7	386
61527		0.72	22.5	6	0.16	2100	0.3	<3	<0.05	582	8	13.6	35.7	<1	0.7	411
61528		0.78	43.8	4	0.20	5940	0.2	<3	<0.05	972	23	7.5	26.6	<1	1.9	1440
61529		0.86	31.0	3	0.04	3610	<0.2	<3	<0.05	702	24	4.9	9.0	<1	3.5	989
61530		0.79	26.0	3	0.13	2370	<0.2	<3	<0.05	653	16	7.1	24.7	<1	1.7	1070
61531		0.71	31.7	2	0.20	4130	<0.2	<3	<0.05	742	19	2.5	4.2	<1	2.6	808
61532		0.73	32.0	2	0.09	3390	<0.2	<3	<0.05	659	12	5.9	15.0	<1	2.6	844
61533		0.84	30.6	2	0.24	4710	<0.2	<3	<0.05	884	16	4.7	20.0	<1	3.1	1660
61534		0.74	31.6	4	0.33	2120	<0.2	<3	0.10	686	12	4.0	29.5	<1	1.4	1100
61535		0.83	31.9	5	0.37	3800	<0.2	<3	0.05	751	10	4.8	12.2	<1	2.3	766
61536		0.91	22.0	7	0.35	2330	<0.2	<3	<0.05	525	15	7.6	15.0	<1	1.8	512
61537		1.14	15.4	4	<0.02	2080	<0.2	<3	<0.05	583	20	6.3	10.0	<1	2.3	443
61538		1.03	21.2	7	0.16	2660	<0.2	<3	<0.05	597	22	6.3	16.4	<1	3.0	564
61539		1.15	543	14	0.54	830	<0.2	<3	0.38	>1000	3	0.6	7.7	<1	0.4	766
61540		0.88	165.5	37	1.40	190	0.2	<3	1.45	>1000	46	0.9	10.3	<1	0.5	674

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Project: VETP

CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method / Analyte / Units / LOR	ME-MS23 Dy ppb 0.1	ME-MS23 Er ppb 0.1	ME-MS23 Eu ppb 0.1	ME-MS23 Fe ppm 0.1	ME-MS23 Ga ppb 0.5	ME-MS23 Gd ppb 0.1	ME-MS23 Ge ppb 0.1	ME-MS23 Hf ppb 0.5	ME-MS23 Hg ppb 0.1	ME-MS23 Ho ppb 0.1	ME-MS23 I ppm 0.01	ME-MS23 In ppb 0.1	ME-MS23 La ppb 0.1	ME-MS23 Li ppb 0.2	ME-MS23 Lu ppb 0.1
61501		2.5	1.9	1.1	1.9	41.7	4.1	0.1	<0.5	1.4	0.5	0.01	<0.1	5.1	60.4	0.3
61502		1.0	0.8	0.7	2.5	56.6	1.7	<0.1	<0.5	1.3	0.1	0.01	<0.1	1.9	61.6	0.1
61503		1.2	0.9	0.6	2.2	48.2	1.9	0.1	<0.5	0.8	0.2	0.01	<0.1	2.2	71.5	0.1
61504		2.7	2.1	1.2	1.8	44.8	4.8	0.1	<0.5	1.5	0.5	0.02	<0.1	6.5	40.4	0.2
61505		7.5	5.1	3.4	2.9	97.5	15.4	0.2	<0.5	1.3	1.5	0.01	<0.1	13.4	92.1	0.5
61506		1.8	1.2	1.0	2.5	69.5	3.1	<0.1	<0.5	1.0	0.3	0.02	<0.1	3.9	63.7	0.1
61507		1.3	1.0	0.7	2.1	64.7	2.3	<0.1	<0.5	0.8	0.2	0.02	<0.1	3.3	54.2	0.1
61508		3.6	2.5	1.9	3.5	114.0	6.8	<0.1	<0.5	1.5	0.7	0.01	<0.1	4.6	64.3	0.2
61509		1.8	1.4	0.9	2.2	55.1	3.2	<0.1	<0.5	0.9	0.3	0.02	<0.1	2.8	60.3	0.2
61510		2.9	2.2	1.2	2.0	48.2	4.8	0.1	<0.5	0.9	0.5	0.02	<0.1	4.8	56.7	0.2
61511		4.1	2.8	1.8	2.5	72.0	7.6	<0.1	<0.5	0.8	0.8	0.02	<0.1	5.9	60.0	0.3
61512		6.7	4.1	3.2	3.3	118.0	13.6	0.1	<0.5	0.8	1.3	0.02	<0.1	10.9	120.0	0.3
61513		1.2	1.0	0.6	2.0	38.8	2.1	<0.1	<0.5	1.1	0.2	0.01	<0.1	2.8	45.6	0.1
61514		6.6	4.5	3.0	2.2	86.3	13.6	0.2	<0.5	0.8	1.3	0.01	<0.1	14.4	62.7	0.4
61515		1.2	0.9	0.6	2.1	45.0	2.1	<0.1	<0.5	0.8	0.1	0.02	<0.1	2.4	53.1	0.1
61516		0.7	0.5	0.6	3.2	49.6	1.4	<0.1	<0.5	3.7	<0.1	0.09	<0.1	0.6	135.0	<0.1
61517		1.7	1.2	0.7	2.0	33.0	2.7	0.1	<0.5	1.4	0.3	0.02	<0.1	2.4	41.9	0.2
61518		1.8	1.3	0.8	2.6	35.9	2.9	<0.1	<0.5	1.5	0.3	0.02	<0.1	1.6	125.5	0.1
61519		5.0	3.4	2.4	2.9	80.5	10.1	<0.1	<0.5	0.9	0.9	0.02	<0.1	5.8	59.7	0.3
61520		3.4	2.3	1.5	2.2	62.7	6.3	0.1	<0.5	0.4	0.6	0.01	<0.1	5.6	74.2	0.2
61521		0.8	0.6	0.6	3.0	71.0	1.5	<0.1	<0.5	0.8	0.1	0.02	<0.1	1.0	87.0	<0.1
61522		2.8	1.8	1.5	3.7	108.0	5.4	<0.1	<0.5	0.8	0.5	0.02	<0.1	3.0	75.5	0.1
61523		1.2	0.9	0.7	2.3	52.9	2.1	<0.1	<0.5	1.0	0.1	0.02	<0.1	2.5	51.3	0.1
61524		2.0	1.4	0.9	2.2	45.3	3.5	<0.1	<0.5	0.7	0.3	0.02	<0.1	4.1	43.4	0.1
61525		2.0	1.3	1.4	3.7	122.5	4.1	<0.1	<0.5	0.7	0.3	0.03	<0.1	2.6	108.5	0.1
61526		1.3	0.8	0.6	2.1	65.6	1.8	<0.1	<0.5	0.6	0.1	0.02	<0.1	2.7	46.8	0.1
61527		1.3	1.0	0.7	2.2	55.3	2.1	<0.1	<0.5	0.8	0.2	0.02	<0.1	2.5	67.7	0.1
61528		14.5	9.6	6.0	3.5	165.5	27.9	0.3	<0.5	1.0	3.0	0.02	<0.1	21.7	143.5	0.8
61529		8.4	5.4	3.5	2.4	99.5	16.1	0.2	<0.5	0.9	1.8	0.01	<0.1	18.1	60.2	0.6
61530		3.7	2.6	1.6	2.3	65.4	6.4	<0.1	<0.5	1.0	0.7	0.02	<0.1	4.9	72.9	0.2
61531		3.8	2.8	1.8	2.5	116.0	6.9	<0.1	<0.5	1.3	0.7	0.01	<0.1	7.5	94.7	0.2
61532		3.5	2.7	1.5	2.2	94.1	6.0	0.1	<0.5	0.6	0.7	0.01	<0.1	5.4	93.6	0.3
61533		9.8	6.9	4.1	3.2	128.0	19.3	0.2	<0.5	1.0	2.0	0.02	<0.1	14.2	107.0	0.6
61534		1.7	1.2	0.8	2.5	56.0	2.9	<0.1	<0.5	1.1	0.2	0.03	<0.1	1.9	109.5	0.1
61535		2.9	2.0	1.6	2.5	106.5	5.7	0.1	<0.5	0.8	0.5	0.02	<0.1	4.9	90.3	0.2
61536		2.3	1.6	1.1	1.9	66.7	4.0	0.1	<0.5	1.1	0.3	0.02	<0.1	4.7	59.0	0.2
61537		1.6	1.1	0.8	2.1	58.1	2.6	<0.1	<0.5	0.5	0.2	0.02	<0.1	3.0	53.2	0.1
61538		0.9	0.7	0.7	2.2	75.9	1.7	<0.1	<0.5	1.1	0.1	0.02	<0.1	1.8	74.6	0.1
61539		0.4	0.2	0.2	3.5	19.4	0.5	<0.1	<0.5	1.0	<0.1	0.07	<0.1	0.3	153.5	<0.1
61540		1.5	1.2	0.4	4.6	3.9	2.1	<0.1	<0.5	2.9	0.2	0.19	<0.1	0.7	226	0.1

ALS Chemex
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Page: 2 - C
Total # Pages: 3 (A - D)
Finalized Date: 30-NOV-2008
Account: WEMINC

Project: VETP

CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method / Analyte / Units / LOR	ME-MS23 Mg ppm 0.01	ME-MS23 Mn ppm 0.01	ME-MS23 Mo ppb 0.5	ME-MS23 Nb ppb 0.1	ME-MS23 Nd ppb 0.1	ME-MS23 Ni ppb 1	ME-MS23 Pb ppb 1	ME-MS23 Pd ppb 0.1	ME-MS23 Pr ppb 0.1	ME-MS23 Rb ppb 0.1	ME-MS23 Re ppb 0.1	ME-MS23 Sb ppb 0.5	ME-MS23 Se ppb 2	ME-MS23 Sm ppb 0.1	ME-MS23 Sn ppb 0.2
61501		37.7	0.38	1.9	0.2	15.4	70	18	0.2	2.3	137.5	<0.1	0.7	6	3.5	0.6
61502		33.5	0.36	1.7	0.2	5.9	62	25	0.1	0.8	103.5	<0.1	0.5	6	1.4	<0.2
61503		33.1	0.28	1.0	0.1	6.8	46	17	0.1	1.0	62.4	<0.1	<0.5	5	1.5	<0.2
61504		43.0	0.52	1.5	0.2	19.4	89	8	0.1	2.7	139.0	<0.1	0.7	6	4.2	<0.2
61505		72.2	0.67	5.1	0.2	49.7	190	8	0.2	6.1	211	<0.1	0.9	8	12.5	<0.2
61506		50.6	0.24	1.7	0.1	12.2	72	7	<0.1	1.6	187.5	<0.1	<0.5	8	2.7	<0.2
61507		31.0	0.18	1.2	0.1	9.2	59	7	0.1	1.3	92.4	<0.1	<0.5	6	2.0	<0.2
61508		83.3	0.35	1.5	0.2	20.1	123	8	0.2	2.4	161.0	<0.1	0.6	7	5.4	0.2
61509		43.6	0.43	2.7	0.2	10.2	124	16	0.1	1.4	128.5	0.1	0.8	7	2.6	<0.2
61510		41.0	0.58	3.5	0.2	17.2	129	13	0.1	2.4	140.5	<0.1	1.4	10	4.2	<0.2
61511		40.8	0.27	1.3	0.2	22.9	133	13	0.2	3.0	65.0	<0.1	0.6	8	6.1	0.2
61512		49.1	0.20	1.5	0.2	44.1	136	7	0.3	5.2	93.0	<0.1	0.6	5	11.5	<0.2
61513		27.7	0.16	1.0	0.1	8.4	51	22	0.1	1.2	46.4	<0.1	<0.5	7	1.9	<0.2
61514		71.4	0.13	1.4	0.1	48.8	171	3	0.2	6.4	191.0	<0.1	<0.5	6	11.3	<0.2
61515		34.7	0.16	1.7	0.1	7.5	52	33	0.1	1.0	49.9	<0.1	<0.5	8	1.7	<0.2
61516		36.8	0.25	8.6	0.1	3.4	368	1	0.2	0.3	52.2	<0.1	1.7	8	1.0	<0.2
61517		39.2	0.83	7.8	0.1	9.1	82	20	0.1	1.2	170.0	<0.1	0.8	5	2.3	<0.2
61518		48.2	2.24	11.6	0.4	7.5	224	43	0.1	0.8	67.8	<0.1	2.4	8	2.3	<0.2
61519		67.6	0.33	1.8	0.2	29.8	417	12	0.2	3.3	202	<0.1	0.9	11	8.4	<0.2
61520		81.2	0.33	3.0	0.1	21.7	120	11	0.1	2.9	200.0	<0.1	0.7	7	5.3	<0.2
61521		90.5	0.37	13.2	0.2	4.6	134	11	0.1	0.5	229	<0.1	0.9	7	1.3	13.6
61522		83.3	0.17	2.2	0.2	14.4	129	7	0.1	1.6	182.5	<0.1	0.5	6	4.1	<0.2
61523		34.1	0.87	3.8	0.2	8.1	111	37	<0.1	1.0	98.0	<0.1	0.5	6	1.8	<0.2
61524		34.6	0.46	1.5	0.1	12.7	61	27	0.1	1.7	87.5	<0.1	0.5	5	3.0	<0.2
61525		72.4	0.34	1.6	0.2	12.4	388	5	0.2	1.4	38.9	<0.1	1.5	5	3.5	<0.2
61526		34.8	0.23	1.0	0.1	7.0	46	11	0.1	1.0	119.5	<0.1	<0.5	9	1.6	<0.2
61527		35.1	1.10	3.5	0.2	7.5	92	22	0.1	1.1	62.7	<0.1	1.8	3	1.8	<0.2
61528		61.7	0.67	2.1	0.2	88.9	271	17	0.5	10.3	173.0	<0.1	1.2	9	23.6	<0.2
61529		93.6	0.27	2.2	0.1	58.5	116	5	0.2	7.4	224	<0.1	0.5	9	14.1	<0.2
61530		45.6	0.82	3.4	0.2	19.7	159	13	0.2	2.6	163.0	<0.1	1.5	14	5.2	<0.2
61531		77.5	0.12	1.4	0.1	22.3	69	3	0.1	2.9	172.0	<0.1	<0.5	9	5.5	<0.2
61532		106.0	0.34	1.9	0.1	18.6	123	8	0.2	2.3	169.0	<0.1	0.9	10	4.7	<0.2
61533		98.6	0.38	2.3	0.2	58.5	341	11	0.4	6.7	190.0	<0.1	0.8	6	15.2	<0.2
61534		73.5	0.54	3.8	0.2	7.7	281	12	0.1	0.9	165.0	<0.1	1.5	16	2.3	<0.2
61535		60.3	0.34	8.5	0.1	17.5	75	10	0.1	2.2	170.5	<0.1	0.5	7	4.4	<0.2
61536		52.6	0.54	2.5	0.1	15.2	69	10	<0.1	2.0	126.5	<0.1	0.8	6	3.5	<0.2
61537		49.1	0.46	2.4	0.1	9.8	64	8	0.1	1.3	150.0	<0.1	0.6	6	2.3	<0.2
61538		49.3	0.78	4.5	0.1	5.6	92	33	<0.1	0.7	141.5	<0.1	0.7	6	1.4	<0.2
61539		34.3	0.04	15.9	0.1	1.3	74	15	0.1	0.1	27.0	<0.1	0.7	38	0.5	<0.2
61540		30.9	0.04	55.7	0.1	3.1	68	53	<0.1	0.3	29.5	0.3	1.1	11	1.2	<0.2

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: WESTERN MINERALS INC
PO BOX 216
SAVONA BC V0K 2J0

Page: 2 - D
Total # Pages: 3 (A - D)
Finalized Date: 30-NOV-2008
Account: WEMINC

Project: VETP

CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	ME-MS23	pH-MS23
	Analyte	Sr	Ta	Tb	Te	Th	Ti	Tl	Tm	U	W	Y	Yb	Zn	Zr	Final pH
	Units	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	Unity
	LOR	1	1	0.1	1	0.02	5	0.5	0.1	0.1	1	0.1	0.1	10	0.1	0.1
61501		4350	<1	0.7	1	3.07	16	<0.5	0.3	0.4	6	17.8	1.4	90	1.3	9.0
61502		6100	<1	0.3	1	1.14	13	<0.5	0.1	0.5	6	7.9	0.6	160	1.3	9.0
61503		5790	<1	0.3	1	1.00	14	<0.5	0.1	0.4	7	8.8	0.7	520	1.3	9.0
61504		3540	<1	0.8	1	3.23	15	<0.5	0.3	0.4	8	21.4	1.5	180	1.4	9.0
61505		6060	<1	2.1	<1	3.54	14	0.5	0.6	0.6	8	59.0	3.2	110	1.6	9.0
61506		6820	<1	0.5	<1	1.75	13	<0.5	0.2	0.3	6	14.1	0.9	260	0.9	9.0
61507		5240	<1	0.4	1	1.38	10	<0.5	0.1	0.3	6	10.3	0.8	180	1.0	9.0
61508		7470	<1	1.0	<1	0.88	13	<0.5	0.3	0.3	5	27.7	1.6	60	0.8	9.0
61509		5930	<1	0.5	<1	1.90	16	<0.5	0.2	0.3	8	14.7	1.1	90	1.1	9.0
61510		4660	<1	0.8	<1	2.69	15	<0.5	0.3	0.4	8	22.1	1.6	50	1.7	9.0
61511		5730	<1	1.2	<1	2.02	16	<0.5	0.3	0.3	8	32.8	2.0	70	1.1	9.0
61512		6960	<1	1.9	<1	1.42	13	<0.5	0.4	0.2	5	49.3	2.1	60	0.5	9.0
61513		4960	<1	0.3	<1	1.26	9	<0.5	0.1	0.3	5	9.9	0.7	260	1.2	9.0
61514		5950	<1	1.8	<1	2.34	11	<0.5	0.5	0.3	4	51.6	2.6	50	0.7	9.0
61515		5980	<1	0.3	<1	0.88	9	<0.5	0.1	0.3	6	9.2	0.6	580	4.4	9.0
61516		9450	<1	0.2	<1	0.17	22	<0.5	<0.1	1.0	17	4.8	0.3	30	0.3	9.0
61517		4730	<1	0.5	<1	1.71	14	<0.5	0.2	0.3	9	13.0	1.0	110	0.9	9.0
61518		7830	<1	0.5	<1	1.02	20	<0.5	0.2	0.4	25	13.1	1.0	140	3.3	9.0
61519		6780	<1	1.4	<1	1.23	13	<0.5	0.4	0.2	6	38.9	2.0	400	1.0	9.0
61520		5710	<1	0.9	<1	1.46	13	<0.5	0.3	0.1	8	25.3	1.5	70	0.6	9.0
61521		7200	<1	0.2	<1	0.36	15	<0.5	0.1	0.2	5	6.7	0.4	70	0.8	9.0
61522		8330	<1	0.7	<1	0.59	16	<0.5	0.2	0.2	4	21.2	1.1	50	0.5	9.0
61523		5260	<1	0.3	<1	1.65	21	<0.5	0.1	0.3	9	9.9	0.7	220	1.5	9.0
61524		5110	<1	0.5	<1	1.76	23	<0.5	0.2	0.4	7	15.9	1.0	150	1.4	9.0
61525		12550	<1	0.6	<1	0.43	13	<0.5	0.1	0.3	9	14.3	0.8	40	0.7	9.0
61526		5450	<1	0.3	<1	0.90	13	<0.5	0.1	0.2	4	8.2	0.6	120	1.2	9.0
61527		6070	<1	0.3	<1	1.22	17	<0.5	0.1	0.2	15	10.7	0.8	110	1.5	9.0
61528		8750	<1	4.1	<1	3.05	15	<0.5	1.0	0.5	9	112.0	5.9	80	1.9	9.0
61529		6210	<1	2.3	<1	4.24	13	0.5	0.6	0.7	4	60.9	4.0	100	1.1	9.0
61530		6570	<1	1.0	<1	1.99	18	<0.5	0.3	0.3	9	27.6	1.9	120	1.3	9.0
61531		7620	<1	1.0	<1	1.00	12	<0.5	0.3	0.1	5	29.2	1.6	90	0.5	9.0
61532		7430	<1	0.9	<1	0.71	12	<0.5	0.3	0.1	6	29.9	1.9	110	0.7	9.0
61533		8460	<1	2.8	<1	1.18	11	<0.5	0.8	0.5	7	73.9	4.5	90	1.2	9.0
61534		7980	<1	0.4	<1	0.76	13	<0.5	0.1	0.2	12	12.7	0.9	100	0.9	9.0
61535		7320	<1	0.8	<1	1.34	11	<0.5	0.2	0.1	5	23.5	1.4	60	1.0	9.0
61536		5400	<1	0.6	<1	1.63	12	<0.5	0.2	0.2	8	17.7	1.1	170	1.3	9.0
61537		4830	<1	0.4	<1	1.25	11	<0.5	0.1	0.2	7	12.4	0.8	200	1.3	9.0
61538		7020	<1	0.2	<1	0.96	12	<0.5	0.1	0.2	9	8.1	0.5	270	2.1	9.0
61539		16250	<1	0.1	<1	0.09	13	<0.5	<0.1	0.4	4	1.9	0.2	40	0.6	9.0
61540		16050	<1	0.3	<1	0.09	96	<0.5	0.1	0.7	26	12.3	0.7	80	0.4	9.0

ALS Chemex

EXCELLENCE IN ANALYTICAL CHEMISTRY

ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: WESTERN MINERALS INC
PO BOX 216
SAVONA BC V0K 2J0

Page: 3 - A
Total # Pages: 3 (A - D)
Finalized Date: 30-NOV-2008
Account: WEMINC

Project: VETP

CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method / Analyte / Units / LOR	WEI-21 Recvd Wt. kg 0.02	ME-MS23 Ag ppb 0.1	ME-MS23 As ppb 2	ME-MS23 Au ppb 0.02	ME-MS23 Ba ppb 10	ME-MS23 Be ppb 0.2	ME-MS23 Bi ppb 3	ME-MS23 Br ppm 0.05	ME-MS23 Ca ppm 0.2	ME-MS23 Cd ppb 1	ME-MS23 Ce ppb 0.1	ME-MS23 Co ppb 0.3	ME-MS23 Cr ppb 1	ME-MS23 Cs ppb 0.1	ME-MS23 Cu ppb 1
61541		0.72	35.8	5	0.44	4140	<0.2	<3	0.07	893	12	7.5	93.0	<1	1.1	1060
61542		0.72	28.3	3	0.65	9140	<0.2	<3	<0.05	882	6	2.5	10.4	<1	2.2	688
61543		0.86	13.9	6	0.04	2570	<0.2	<3	<0.05	476	11	16.9	32.2	<1	2.6	455
61544		0.85	59.7	3	0.17	3140	<0.2	<3	0.07	783	6	3.7	26.1	<1	1.2	891
61545		0.77	21.1	6	0.47	2330	0.3	<3	<0.05	556	10	5.3	10.1	<1	2.6	422
61546		Listed, NR														
61547		Listed, NR														
61548		Listed, NR														
61549		Listed, NR														
61550		Listed, NR

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: WESTERN MINERALS INC
PO BOX 216
SAVONA BC V0K 2J0

Page: 3 - B
Total # Pages: 3 (A - D)
Finalized Date: 30-NOV-2008
Account: WEMINC

Project: VETP

CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method / Analyte / Units / LOR	ME-MS23 Dy ppb 0.1	ME-MS23 Er ppb 0.1	ME-MS23 Eu ppb 0.1	ME-MS23 Fe ppm 0.1	ME-MS23 Ga ppb 0.5	ME-MS23 Gd ppb 0.1	ME-MS23 Ge ppb 0.1	ME-MS23 Hf ppb 0.5	ME-MS23 Hg ppb 0.1	ME-MS23 Ho ppb 0.1	ME-MS23 I ppm 0.01	ME-MS23 In ppb 0.1	ME-MS23 La ppb 0.1	ME-MS23 Li ppb 0.2	ME-MS23 Lu ppb 0.1
61541		1.2	0.9	1.0	3.1	114.0	2.2	<0.1	<0.5	1.3	0.2	0.04	<0.1	1.2	124.5	0.1
61542		1.1	0.7	1.6	3.0	246	2.0	<0.1	<0.5	1.0	0.1	0.01	<0.1	1.6	111.0	0.1
61543		2.7	2.1	1.3	1.9	72.2	4.8	0.1	<0.5	0.8	0.5	0.02	<0.1	5.3	87.5	0.2
61544		3.5	2.2	1.6	2.7	83.6	6.5	<0.1	<0.5	0.7	0.6	0.02	<0.1	4.2	157.5	0.1
61545		0.9	0.7	0.7	2.2	63.4	1.3	0.2	<0.5	1.1	0.1	0.02	<0.1	1.7	70.8	0.1
61546																
61547																
61548																
61549																
61550

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: WESTERN MINERALS INC
PO BOX 216
SAVONA BC V0K 2J0

Page: 3 - C
Total # Pages: 3 (A - D)
Finalized Date: 30-NOV-2008
Account: WEMINC

Project: VETP

CERTIFICATE OF ANALYSIS WN08159750

Sample Description	Method / Analyte / Units / LOR	ME-MS23 Mg ppm 0.01	ME-MS23 Mn ppm 0.01	ME-MS23 Mo ppb 0.5	ME-MS23 Nb ppb 0.1	ME-MS23 Nd ppb 0.1	ME-MS23 Ni ppb 1	ME-MS23 Pb ppb 1	ME-MS23 Pd ppb 0.1	ME-MS23 Pr ppb 0.1	ME-MS23 Rb ppb 0.1	ME-MS23 Re ppb 0.1	ME-MS23 Sb ppb 0.5	ME-MS23 Se ppb 2	ME-MS23 Sm ppb 0.1	ME-MS23 Sn ppb 0.2
61541		47.6	1.44	7.9	0.4	5.4	320	117	0.1	0.6	89.5	<0.1	3.4	8	1.6	<0.2
61542		63.9	0.20	1.4	0.1	6.0	72	14	<0.1	0.7	133.0	<0.1	0.5	5	1.6	<0.2
61543		65.3	1.44	9.1	0.2	16.8	97	37	0.1	2.4	153.5	<0.1	1.6	7	3.9	<0.2
61544		42.6	0.27	4.0	0.1	17.6	144	29	0.1	2.0	81.6	<0.1	0.8	8	4.8	<0.2
61545		42.4	0.64	3.2	0.2	4.8	46	9	0.1	0.7	167.0	<0.1	0.9	8	1.2	<0.2
61546																
61547																
61548																
61549																
61550